Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-8 (No. 333-105781) of our report dated February 18, 2002 relating to the financial statements of MasTec, Inc., which appears in MasTec, Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers
Miami, Florida
January 14, 2004